FOURTH AMENDMENT

TO

PARTICIPATION AGREEMENT

Fourth Amendment, effective October 14, 2013 to the Participation Agreement, (the “Agreement”), dated October 23, 2009, as amended, by and among AXA Equitable Life Insurance Company, MONY Life Insurance Company of America (the “Company”), Waddell & Reed, Inc., and Ivy Funds Variable Insurance Portfolios (collectively, the “Parties”).

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Fourth Amendment as of the date first above set forth.

WADDELL & REED, INC.		IVY FUNDS VARIABLE INSURANCE PORTFOLIO
By:		By:
Name:	Thomas Butch	Name:	Henry Herrmann
Title:	President	Title:	President
Date:	October 14, 2013	Date:	October 15, 2013

MONYLIFE INSURANCE COMPANY OF AMERICA on behalf of itself and its separate accounts		AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts
By:		By:
Name:		Name:
Title:		Title:
Date:		Date:

1

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
AXA Equitable Separate Account A	All Contracts

AXA Equitable Separate Account FP	All Contracts

AXA Equitable Separate Account I	All Contracts

AXA Equitable Separate Account 45	All Contracts

AXA Equitable Separate Account 49	All Contracts

AXA Equitable Separate Account 65	All Contracts

AXA Equitable Separate Account 66	All Contracts

AXA Equitable Separate Account 70	All Contracts

AXA Equitable Separate Account 206	All Contracts

AXA Equitable Separate Account 301	All Contracts

MONY Life Insurance Company of America Separate Account L	All Contracts

MONY Life Insurance Company of America Separate Account A	All Contracts

MONY Life Insurance Company of America Separate Account P	All Contracts

MONY Life Insurance Company of America Separate Account K	All Contracts

2